UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Turning Point Brands, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Turning Point Brands, Inc.

5201 Interchange Way

Louisville, Kentucky 40229

IMPORTANT NOTICE REGARDING CHANGE OF DATE OF

THE 2025 ANNUAL MEETING OF STOCKHOLDERS

The following Notice of Change of Date relates to the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Turning Point Brands, Inc. (the “Company”) to be conducted solely online via live webcast as set forth in the proxy statement (the “Proxy Statement”) of the Company, dated March 28, 2025, previously furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting. This Supplement is being filed with the Securities and Exchange Commission on April 10, 2025, and first mailed on or shortly after such date.

THE FOLLOWING NOTICE SUPPLEMENTS AND SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT

NOTICE OF CHANGE OF DATE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Turning Point Brands, Inc.:

Turning Point Brands, Inc. (the “Company”) has announced an amended date of the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) due to an administrative adjustment to comply with the requirement to hold the Annual Meeting no more than 60 days after the set record date. As a result, the Annual Meeting date has been updated to Tuesday, May 6, 2025 at 4:00 p.m. Eastern Daylight Time, two days earlier than the originally planned date of Thursday, May 8, 2025. As previously announced, the Annual Meeting will be a completely virtual meeting of stockholders conducted exclusively by a live webcast. Stockholders may access the meeting by visiting www.virtualshareholdermeeting.com/TPB2025, and entering the 16-digit control number, located on your proxy card. All other information and instructions included in the Company’s Notice of Annual Meeting, dated March 28, 2025 and the Company’s proxy card and Proxy Statement for the Annual Meeting, remains unchanged.

In addition, the deadlines for a stockholder to submit a proposal for the 2026 annual meeting, if they do not wish to include the proposal in the Company’s 2026 proxy statement, have been adjusted. Any such submission is now due no earlier than January 12, 2026, nor later than February 11, 2026, replacing the previous dates of January 8, 2026 and February 7, 2026. Stockholders must send their written notice to the Company’s Corporate Secretary at 5201 Interchange Way, Louisville, Kentucky 40229. The persons named as proxies in the Company’s proxy for the 2025 annual meeting may exercise their discretionary authority to act upon any proposal which is properly brought before a stockholder meeting.

Whether or not you plan to attend the 2025 Annual Meeting of Stockholders, each stockholder is urged to vote and submit its proxy in advance of the Annual Meeting using one of the methods described in the proxy materials for the Annual Meeting.

By Order of the Board of Directors,

/s/ Brittani N. Cushman
Brittani N. Cushman
General Counsel and Corporate Secretary

Louisville, Kentucky

April 10, 2025

The Proxy Statement and Annual Report for the fiscal year ended December 31, 2024, are available on our website at www.turningpointbrands.com under the heading “SEC Filings” in the “Financials” tab of the Investor Relations section. Additionally, you may access the Company’s proxy materials at www.proxyvote.com.